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                                                                 EXHIBIT 99.1(a)

                          ARTICLES OF INCORPORATION

                                      OF

                    MERRILL LYNCH HIGH INCOME FUND, INC.,

                                   * * * * *

                                   ARTICLE I

    THE UNDERSIGNED, PETER J. WALLISON, whose post office address is 1666 K Street, N.W., Washington, D.C. 20006, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

                                  ARTICLE II

                                     NAME
                                     ----

    The name of the Corporation is

                     MERRILL LYNCH HIGH INCOME FUND, INC.

                                  ARTICLE III

                              PURPOSES AND POWERS
                              -------------------

    The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

    (1) To conduct and carry on the business of an investment company of the management type.
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    (2) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.

    (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine; provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time of such event.

     (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles, of Incorporation.

    (5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

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    The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                  ARTICLE IV

                      PRINCIPAL OFFICE AND RESIDENT AGENT
                      -----------------------------------

    The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street Baltimore, Maryland 21201. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201.

                                   ARTICLE V

                                 CAPITAL STOCK
                                 -------------

    (1) The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Million (100, 000, 000) shares, all of one class called Common Stock, of the par value of Ten Cents ($0. 10) per share and of the aggregate par value of Ten Million Dollars ($10,000,000).

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    (2) Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

    (3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the by-laws of the Corporation.

                                  ARTICLE VI

                    PROVISIONS FOR DEFINING, LIMIITING AND
                 REGULATING CERTAIN POWERS OF THE CORPORATION
                     AND OF THE DIRECTORS AND STOCKHOLDERS
                 --------------------------------------------

    (1) The number of directors of the Corporation shall be three (3), which number may be increased pursuant to the by-laws of the Corporation but shall never be less than three (3). The names of the directors who shall act until the first annual meeting or until their successors are duly elected and qualify are:

                               Joel J. Matcovsky
                            William W. Hewitt, Jr.
                             Stephen M. M. Miller

    (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of

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Incorporation or in the by-laws of the Corporation or in the General Laws of the
State of Maryland.

    (3) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

    (4) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland.

    (5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the by-laws of the Corporation except any particular by-law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.

                                 ARTICLE VII

                                  REDEMPTION
                                  ----------

    Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in

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the name of such holder on the books of the Corporationp and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the Provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemp-tion price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.,

                                 ARTICLE VIII

                             DETERMINATION BINDING
                             ---------------------

    Any determination made in good faith., so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation,

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as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin", a sale of securities "short", or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of

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these Articles of Incorporation shall be effective to (a) require a waiver of compliance, with any provision of the Securities Act of 1922, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE IX

                              PERPETUAL EXISTENCE
                              -------------------

    The duration of the Corporation shall be perpetual.

                                   ARTICLE X

                                   AMENDMENT
                                   ---------

    The Corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding stock.

    IN WITNESS WHEREOF, the undersigned incorporator of MERRILL LYNCH HIGH INCOME FUND, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to

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be his act and further acknowledges that, to be best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

     Dated the 4th day of August, 1978.




                                      -------------------------------
                                              Peter J. Wallison

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